Exhibit 99

News Release

FOR IMMEDIATE RELEASE	Media contacts:
July 24, 2018	Bob Varettoni
908.559.6388
robert.a.varettoni@verizon.com

Eric Wilkens
908.559.3063
eric.wilkens@verizon.com

Verizon ends first-half 2018 with strong operating results

2Q 2018 highlights
Consolidated:

•	$1.00 in earnings per share (EPS), compared with $1.07 in 2Q 2017; adjusted EPS (non-GAAP), excluding special items, of $1.20, compared with 96 cents in 2Q 2017.

•	Total consolidated revenue growth of 5.4 percent year over year, or 2.6 percent on an adjusted basis (non-GAAP).
Wireless:

•	531,000 retail postpaid net additions, including 398,000 postpaid smartphone net adds.

•	Strong customer loyalty with 0.75 percent retail postpaid phone churn, the fifth consecutive period of retail postpaid phone churn at 0.80 percent or better.

•	Total revenue growth of 4.7 percent year over year, excluding the impact of the revenue recognition standard adopted on Jan. 1, 2018.
Wireline:

•	43,000 Fios Internet net adds; total Fios revenue growth of 2.3 percent year over year, excluding the impact of the revenue recognition standard.

NEW YORK - Strong revenue momentum and operating results at Verizon Wireless highlighted second-quarter 2018 performance at Verizon Communications Inc. (NYSE, Nasdaq: VZ), which today reported EPS of $1.00 for the quarter.

“Verizon is extremely well-positioned for the future,” said Chairman and CEO Lowell McAdam. “Our financial and operating results for the first half of 2018 were strong, as evidenced by service revenue, earnings and operating cash flow growth delivered in a highly competitive marketplace.”
For second-quarter 2018, Verizon reported EPS of $1.00, compared with $1.07 in second-quarter 2017. On an adjusted basis (non-GAAP), second-quarter 2018 EPS was $1.20, compared with 96 cents in second-quarter 2017. Verizon’s second-quarter 2018 EPS included approximately 21 cents due to the net effects of tax reform and accounting changes for revenue recognition.
Adjusted second-quarter 2018 earnings included a pre-tax charge for product realignment of $658 million, mainly related to the discontinuation of Verizon’s go90 platform and associated content, severance charges of $339 million, and acquisition and integration-related charges of $120 million, primarily pertaining to Oath. The net impact of these items, after tax, was approximately $0.9 billion, or 20 cents per share.
Consolidated results
Total consolidated operating revenues in second-quarter 2018 were $32.2 billion, up 5.4 percent from second-quarter 2017. On a comparable basis excluding the impacts of Oath, divested businesses and the revenue recognition standard (non-GAAP), consolidated revenues were $30.2 billion, up approximately 2.6 percent.
Net income was $4.2 billion in second-quarter 2018. EBITDA (non-GAAP, earnings before interest, taxes, depreciation and amortization) totaled approximately $11 billion. For second-quarter 2018, consolidated operating income margin was 20.5 percent. Consolidated EBITDA margin (non-GAAP) was 34.1 percent in second-quarter 2018, compared with 39.9 percent in second-quarter 2017. Adjusted EBITDA margin (non-GAAP) in second-quarter 2018 was 36.8 percent. Excluding the impact of the revenue recognition standard, adjusted EBITDA margin (non-GAAP) was 35.6 percent.
Cash flow from operations totaled $9.8 billion during second-quarter 2018, up $1.9 billion year over year. Total capital expenditures in the second quarter were $3.3 billion, bringing first-half capital spending to $7.8 billion. Verizon’s total debt balance declined by $4.4 billion sequentially in second-quarter 2018, as the company began to realize benefits from tax reform.
Last year Verizon announced a goal to achieve $10 billion in cumulative cash savings over the next four years. This initiative, which includes zero-based budgeting, has yielded approximately $500 million of cumulative cash savings on a year-to-date basis and is on track to deliver against the company’s goals.
In Verizon’s media business, Oath revenues, excluding the impact of the revenue recognition standard, were $1.9 billion in second-quarter 2018, which were relatively flat on a sequential basis. In the telematics business, total Verizon Connect revenues, excluding the impact of the revenue recognition standard, were $241 million in second-quarter 2018. IoT (Internet of Things) revenues, including Verizon Connect, increased approximately 13 percent year over year, excluding the impact of the revenue recognition standard.

Wireless results

•
Total revenues were $22.4 billion, an increase of 5.5 percent year over year. Excluding the impact of the revenue recognition standard, total revenues were $22.3 billion in second-quarter 2018, an increase of 4.7 percent compared with second-quarter 2017.

•
Service revenues for the quarter on a reported basis grew 0.8 percent year over year. Excluding the impact of the revenue recognition standard, service revenues grew 2.5 percent year over year, driven by customer step-ups to higher access plans and increases in the average connections per account. Sequentially, service revenues increased 1.5 percent, excluding the impact of the revenue recognition standard.

•
In second-quarter 2018, approximately 82 percent of Verizon’s postpaid phone base were on unsubsidized plans, compared with 81 percent in first-quarter 2018 and 75 percent in the same period last year.

•
Verizon reported a net increase of 531,000 retail postpaid net additions in second-quarter 2018, consisting of net phone additions of 199,000, tablet losses of 37,000 and 369,000 other connected devices additions, primarily wearables. Postpaid smartphone net additions for the quarter were 398,000.

•
Total retail postpaid churn was 0.97 percent in second-quarter 2018, slightly up year-over-year. Retail postpaid phone churn of 0.75 percent in second-quarter 2018 was the fifth consecutive quarter of retail postpaid phone churn of 0.80 percent or better.

•	Segment operating income in second-quarter 2018 was $8.3 billion, and segment operating income margin on total revenues was 36.9 percent.

•
Segment EBITDA (non-GAAP) totaled $10.7 billion. Excluding the impact of the revenue recognition standard, segment EBITDA totaled $10.3 billion in second-quarter 2018. Segment EBITDA margin on total revenues (non-GAAP) was 47.8 percent, compared with 45.8 percent in second-quarter 2017. Excluding the impact of the revenue recognition standard, segment EBITDA margin was 46.2 percent, an improvement of 40 basis points year over year.

Wireline results

•	Total wireline revenues were $7.5 billion. Excluding the impact of the revenue recognition standard, total wirelines revenues decreased 3.4 percent year over year in second-quarter 2018.

•
Total Fios revenues were $3.0 billion, an increase of 2.0 percent year over year. Excluding the impact of the revenue recognition standard, total Fios revenues grew 2.3 percent year over year, driven by Verizon’s broadband offerings.

•
In second-quarter 2018, Verizon added a net of 43,000 Fios Internet connections, indicative of strong demand as customers value broadband connections more than ever. Verizon lost 37,000 Fios Video connections in second-quarter 2018 amid pressures from cord-cutting of video bundles.

•
Wireline operating loss was $19 million in second-quarter 2018, and segment operating loss margin was 0.3 percent. Segment EBITDA (non-GAAP) was $1.5 billion in second-quarter 2018. Excluding the impact of the revenue recognition standard, segment EBITDA was $1.5 billion. Segment EBITDA margin (non-GAAP) was 20.2 percent in second-quarter 2018, compared with 20.7 percent in second-quarter 2017. Excluding the impact of the revenue recognition standard, segment EBITDA margin was 19.6 percent.

Outlook and guidance
Verizon expects the following:

•	Full-year consolidated revenue growth at low-to-mid single-digit percentage rates on a GAAP reported basis. This update to full-year guidance is due to better-than-expected equipment revenue trends.

•
The impact of revenue recognition on EPS for full-year 2018 to be between 27 and 31 cents. The accretive benefit to full-year 2018 consolidated operating income is expected to moderate in 2019 and become insignificant in 2020, as the timing impacts to revenues and commission costs converge.

•	Low single-digit percentage growth in adjusted EPS in 2018, before the net impact of tax reform and the revenue recognition standard.

•	Capital spending for 2018 to be closer to the lower end of the range of $17.0 to $17.8 billion, including the commercial launch of 5G.

•	The effective tax rate for full-year 2018 to be at the low end of the range of 24 to 26 percent.

NOTE: See the accompanying schedules and www.verizon.com/about/investors for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York City, generated $126 billion in 2017 revenues. The company operates America’s most reliable wireless network and the nation’s premier all-fiber network, and delivers integrated solutions to businesses worldwide. Its Oath subsidiary reaches people around the world with a dynamic house of media and technology brands.

####

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Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “expects,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: adverse conditions in the U.S. and international economies; the effects of competition in the markets in which we operate; material changes in technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; our high level of indebtedness; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; the inability to implement our business strategies; and the inability to realize the expected benefits of strategic transactions.

Verizon Communications Inc.
Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 6/30/18	3 Mos. Ended 6/30/17	% Change	6 Mos. Ended 6/30/18	6 Mos. Ended 6/30/17	% Change

Operating Revenues
Service revenues and other	$27,159	$26,250	3.5	$53,891	$52,300	3.0
Wireless equipment revenues	5,044	4,298	17.4	10,084	8,062	25.1
Total Operating Revenues	32,203	30,548	5.4	63,975	60,362	6.0

Operating Expenses
Cost of services	8,234	7,449	10.5	16,180	14,688	10.2
Wireless cost of equipment	5,397	5,035	7.2	10,706	9,843	8.8
Selling, general and administrative expense	7,605	5,883	29.3	14,449	12,629	14.4
Depreciation and amortization expense	4,350	4,167	4.4	8,674	8,226	5.4
Total Operating Expenses	25,586	22,534	13.5	50,009	45,386	10.2

Operating Income	6,617	8,014	(17.4)	13,966	14,976	(6.7)
Equity in losses of unconsolidated businesses	(228)	(28)	*	(247)	(49)	*
Other income (expense), net	360	199	80.9	285	(428)	*
Interest expense	(1,222)	(1,218)	0.3	(2,423)	(2,350)	3.1
Income Before Provision For Income Taxes	5,527	6,967	(20.7)	11,581	12,149	(4.7)
Provision for income taxes	(1,281)	(2,489)	(48.5)	(2,669)	(4,118)	(35.2)
Net Income	$4,246	$4,478	(5.2)	$8,912	$8,031	11.0

Net income attributable to noncontrolling interests	$126	$116	8.6	$247	$219	12.8
Net income attributable to Verizon	4,120	4,362	(5.5)	8,665	7,812	10.9
Net Income	$4,246	$4,478	(5.2)	$8,912	$8,031	11.0

Basic Earnings Per Common Share
Net income attributable to Verizon	$1.00	$1.07	(6.5)	$2.10	$1.91	9.9
Weighted average number of common shares (in millions)	4,135	4,082		4,120	4,082

Diluted Earnings Per Common Share (1)
Net income attributable to Verizon	$1.00	$1.07	(6.5)	$2.10	$1.91	9.9
Weighted average number of common shares-assuming dilution (in millions)	4,139	4,087		4,123	4,088
Footnotes:

(1)	Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.

*	Not meaningful

Verizon Communications Inc.
Condensed Consolidated Balance Sheets
(dollars in millions)

Unaudited	6/30/18	12/31/17	$ Change

Assets
Current assets
Cash and cash equivalents	$1,750	$2,079	$(329)
Accounts receivable, net	23,099	23,493	(394)
Inventories	1,102	1,034	68
Prepaid expenses and other	4,925	3,307	1,618
Total current assets	30,876	29,913	963

Property, plant and equipment	249,294	246,498	2,796
Less accumulated depreciation	161,513	157,930	3,583
Property, plant and equipment, net	87,781	88,568	(787)
Investments in unconsolidated businesses	787	1,039	(252)
Wireless licenses	93,855	88,417	5,438
Goodwill	29,200	29,172	28
Other intangible assets, net	9,861	10,247	(386)
Other assets	10,943	9,787	1,156
Total assets	$263,303	$257,143	$6,160

Liabilities and Equity
Current liabilities
Debt maturing within one year	$5,466	$3,453	$2,013
Accounts payable and accrued liabilities	18,560	21,232	(2,672)
Other current liabilities	8,303	8,352	(49)
Total current liabilities	32,329	33,037	(708)

Long-term debt	109,174	113,642	(4,468)
Employee benefit obligations	19,955	22,112	(2,157)
Deferred income taxes	35,069	31,232	3,837
Other liabilities	13,201	12,433	768
Total long-term liabilities	177,399	179,419	(2,020)

Equity
Common stock	429	424	5
Additional paid in capital	13,438	11,101	2,337
Retained earnings	41,657	35,635	6,022
Accumulated other comprehensive income	3,205	2,659	546
Common stock in treasury, at cost	(6,990)	(7,139)	149
Deferred compensation – employee stock ownership plans and other	285	416	(131)
Noncontrolling interests	1,551	1,591	(40)
Total equity	53,575	44,687	8,888
Total liabilities and equity	$263,303	$257,143	$6,160
Verizon - Selected Financial and Operating Statistics

Unaudited	6/30/18	12/31/17

Total debt (in millions)	$114,640	$117,095
Net debt (in millions)	$112,890	$115,016
Net debt / Consolidated adjusted EBITDA(1)	2.5x	2.6x
Common shares outstanding end of period (in millions)	4,132	4,079
Total employees (‘000)	153.1	155.4
Quarterly cash dividends declared per common share	$0.59	$0.59
Footnotes:

(1)	Consolidated adjusted EBITDA excludes the effects of special items and operating results of divested businesses.

Verizon Communications Inc.
Condensed Consolidated Statements of Cash Flows

(dollars in millions)

Unaudited	6 Mos. Ended 6/30/18	6 Mos. Ended 6/30/17	$ Change

Cash Flows from Operating Activities
Net Income	$8,912	$8,031	$881
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	8,674	8,226	448
Employee retirement benefits	(300)	(223)	(77)
Deferred income taxes	1,354	1,880	(526)
Provision for uncollectible accounts	462	632	(170)
Equity in losses of unconsolidated businesses, net of dividends received	268	67	201
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(1,538)	(3,721)	2,183
Discretionary employee benefits contributions	(1,679)	(3,411)	1,732
Net gain on sale of divested businesses	—	(1,774)	1,774
Other, net	280	(401)	681
Net cash provided by operating activities	16,433	9,306	7,127

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(7,838)	(7,011)	(827)
Acquisitions of businesses, net of cash acquired	(38)	(6,231)	6,193
Acquisitions of wireless licenses	(1,155)	(315)	(840)
Proceeds from dispositions of businesses	—	3,512	(3,512)
Other, net	303	786	(483)
Net cash used in investing activities	(8,728)	(9,259)	531

Cash Flows from Financing Activities
Proceeds from long-term borrowings	4,584	16,009	(11,425)
Proceeds from asset-backed long-term borrowings	1,716	2,878	(1,162)
Repayments of long-term borrowings and capital lease obligations	(6,568)	(10,294)	3,726
Repayments of asset-backed long-term borrowings	(2,000)	—	(2,000)
Decrease in short-term obligations, excluding current maturities	(210)	(152)	(58)
Dividends paid	(4,845)	(4,710)	(135)
Other, net	(542)	(1,831)	1,289
Net cash provided by (used in) financing activities	(7,865)	1,900	(9,765)

Increase (decrease) in cash, cash equivalents and restricted cash	(160)	1,947	(2,107)
Cash, cash equivalents and restricted cash, beginning of period	2,888	3,177	(289)
Cash, cash equivalents and restricted cash, end of period	$2,728	$5,124	$(2,396)

Verizon Communications Inc.
Wireless – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 6/30/18	3 Mos. Ended 6/30/17	% Change	6 Mos. Ended 6/30/18	6 Mos. Ended 6/30/17	% Change

Operating Revenues
Service	$15,754	$15,622	0.8	$31,156	$31,400	(0.8)
Equipment	5,044	4,298	17.4	10,084	8,062	25.1
Other	1,651	1,362	21.2	3,109	2,698	15.2
Total Operating Revenues	22,449	21,282	5.5	44,349	42,160	5.2

Operating Expenses
Cost of services	2,335	2,219	5.2	4,550	4,406	3.3
Cost of equipment	5,397	5,035	7.2	10,706	9,843	8.8
Selling, general and administrative expense	3,984	4,271	(6.7)	7,883	8,740	(9.8)
Depreciation and amortization expense	2,459	2,347	4.8	4,887	4,685	4.3
Total Operating Expenses	14,175	13,872	2.2	28,026	27,674	1.3

Operating Income	$8,274	$7,410	11.7	$16,323	$14,486	12.7
Operating Income Margin	36.9%	34.8%		36.8%	34.4%

Segment EBITDA	$10,733	$9,757	10.0	$21,210	$19,171	10.6
Segment EBITDA Margin	47.8%	45.8%		47.8%	45.5%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
Intersegment transactions have not been eliminated.

Verizon Communications Inc.
Wireless – Selected Operating Statistics

Unaudited				6/30/18	6/30/17	% Change
Connections (‘000)
Retail postpaid				111,622	109,088	2.3
Retail prepaid				4,832	5,448	(11.3)
Total retail				116,454	114,536	1.7

Unaudited	3 Mos. Ended 6/30/18	3 Mos. Ended 6/30/17	% Change	6 Mos. Ended 6/30/18	6 Mos. Ended 6/30/17	% Change
Net Add Detail (‘000) (1)
Retail postpaid	531	614	(13.5)	791	307	*
Retail prepaid	(236)	19	*	(571)	2	*
Total retail	295	633	(53.4)	220	309	(28.8)
Account Statistics
Retail postpaid accounts (‘000) (2)				35,309	35,334	(0.1)
Retail postpaid connections per account (2)				3.16	3.09	2.3
Retail postpaid ARPA (3) (5)	$134.56	$134.89	(0.2)	$133.13	$135.93	(2.1)
Retail postpaid I-ARPA (4) (5)	$168.30	$164.94	2.0	$166.51	$165.47	0.6
Churn Detail
Retail postpaid	0.97%	0.94%		1.01%	1.04%
Retail	1.18%	1.18%		1.23%	1.28%
Retail Postpaid Connection Statistics (2)
Total smartphone postpaid phone base				91.2%	88.8%
Total Internet postpaid base				19.4%	18.4%
Other Operating Statistics
Capital expenditures (in millions)	$1,650	$2,444	(32.5)	$4,017	$4,275	(6.0)
Footnotes:

(1)	Connection net additions exclude acquisitions and adjustments.

(2)	Statistics presented as of end of period.

(3)	Retail postpaid ARPA - average service revenue per account from retail postpaid accounts.

(4)	Retail postpaid I-ARPA - average service revenue per account from retail postpaid account plus recurring device installment billings.

(5)
ARPA and I-ARPA for periods beginning after January 1, 2018 reflect the adoption of Accounting Standard Update 2014-09, “Revenue from Contracts with Customers (Topic 606)”. ARPA and I-ARPA for periods ending prior to January 1, 2018 were calculated based on the guidance per ASC Topic 605, "Revenue Recognition". Accordingly, amounts are not calculated on a comparative basis.

The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
Intersegment transactions have not been eliminated.

*	Not meaningful

Verizon Communications Inc.
Wireline – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 6/30/18	3 Mos. Ended 6/30/17	% Change	6 Mos. Ended 6/30/18	6 Mos. Ended 6/30/17	% Change

Operating Revenues
Consumer Markets	$3,132	$3,184	(1.6)	$6,282	$6,385	(1.6)
Enterprise Solutions	2,211	2,309	(4.2)	4,451	4,620	(3.7)
Partner Solutions	1,200	1,235	(2.8)	2,428	2,464	(1.5)
Business Markets	850	918	(7.4)	1,721	1,797	(4.2)
Other	66	73	(9.6)	134	135	(0.7)
Total Operating Revenues	7,459	7,719	(3.4)	15,016	15,401	(2.5)

Operating Expenses
Cost of services	4,377	4,542	(3.6)	8,852	8,961	(1.2)
Selling, general and administrative expense	1,577	1,582	(0.3)	3,056	3,164	(3.4)
Depreciation and amortization expense	1,524	1,548	(1.6)	3,058	3,023	1.2
Total Operating Expenses	7,478	7,672	(2.5)	14,966	15,148	(1.2)

Operating Income (Loss)	$(19)	$47	*	$50	$253	(80.2)
Operating Income (Loss) Margin	(0.3)%	0.6%		0.3%	1.6%

Segment EBITDA	$1,505	$1,595	(5.6)	$3,108	$3,276	(5.1)
Segment EBITDA Margin	20.2%	20.7%		20.7%	21.3%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
Intersegment transactions have not been eliminated.

*	Not meaningful

Verizon Communications Inc.
Wireline – Selected Operating Statistics

Unaudited				06/30/18	06/30/17	% Change
Connections (‘000)
Fios video connections				4,560	4,666	(2.3)
Fios Internet connections				5,959	5,737	3.9
Fios digital voice residence connections				3,863	3,909	(1.2)
Fios digital connections				14,382	14,312	0.5
High-speed Internet (HSI) connections				997	1,251	(20.3)
Total broadband connections				6,956	6,988	(0.5)
Total voice connections				12,270	13,352	(8.1)

Unaudited	3 Mos. Ended 6/30/18	3 Mos. Ended 6/30/17	% Change	6 Mos. Ended 6/30/18	6 Mos. Ended 6/30/17	% Change
Net Add Detail (‘000)
Fios video connections	(37)	(15)	*	(59)	(28)	*
Fios Internet connections	43	49	(12.2)	109	84	29.8
Fios digital voice residence connections	(28)	22	*	(42)	14	*
Fios digital connections	(22)	56	*	8	70	(88.6)
High-speed Internet (HSI) connections	(53)	(72)	26.4	(112)	(134)	16.4
Total broadband connections	(10)	(23)	56.5	(3)	(50)	94.0
Total voice connections	(285)	(282)	(1.1)	(551)	(587)	6.1
Revenue Statistics
Fios revenues (in millions)	$2,956	$2,899	2.0	$5,907	$5,790	2.0
Other Operating Statistics
Capital expenditures (in millions)	$1,176	$1,190	(1.2)	$2,849	$2,150	32.5
Wireline employees (‘000)				56.9	58.6
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
Intersegment transactions have not been eliminated.

*	Not meaningful

Verizon Communications Inc.
Supplemental Information - Impact of Topic 606

We adopted Accounting Standard Update 2014-09, “Revenue from Contracts with Customers (Topic 606)” on January 1, 2018, using the modified retrospective application. This method does not impact the prior periods, which continue to reflect the accounting treatment prior to the adoption of Topic 606. As a result, for items that were affected by our adoption of Topic 606, financial results of periods prior to January 1, 2018 are not comparable to the current period financial results.  To provide comparability to our results, we provide the following supplemental schedule which contains certain financial information on a pre adoption of Topic 606 basis.

Consolidated

	3 Mos. Ended 6/30/18			3 Mos. Ended 6/30/17	YoY
Unaudited	As reported	Balances without adoption of Topic 606	Adjustments	As reported	$ Change	% Change

Operating Revenues
Service revenues and other	$27,159	$27,469	$(310)	$26,250	$1,219	4.6
Wireless equipment revenues	5,044	4,590	454	4,298	292	6.8
Total Operating Revenues	32,203	32,059	144	30,548	1,511	4.9

Operating Expenses
Cost of services	8,234	8,251	(17)	7,449	802	10.8
Wireless cost of equipment	5,397	5,351	46	5,035	316	6.3
Selling, general and administrative expense	7,605	7,948	(343)	5,883	2,065	35.1
Depreciation and amortization expense	4,350	4,350	—	4,167	183	4.4
Total Operating Expenses	25,586	25,900	(314)	22,534	3,366	14.9

Operating Income	$6,617	$6,159	$458	$8,014	$(1,855)	(23.1)

	6 Mos. Ended 6/30/18			6 Mos. Ended 6/30/17	YoY
Unaudited	As reported	Balances without adoption of Topic 606	Adjustments	As reported	$ Change	% Change

Operating Revenues
Service revenues and other	$53,891	$54,602	$(711)	$52,300	$2,302	4.4
Wireless equipment revenues	10,084	9,184	900	8,062	1,122	13.9
Total Operating Revenues	63,975	63,786	189	60,362	3,424	5.7

Operating Expenses
Cost of services	16,180	16,207	(27)	14,688	1,519	10.3
Wireless cost of equipment	10,706	10,638	68	9,843	795	8.1
Selling, general and administrative expense	14,449	15,182	(733)	12,629	2,553	20.2
Depreciation and amortization expense	8,674	8,674	—	8,226	448	5.4
Total Operating Expenses	50,009	50,701	(692)	45,386	5,315	11.7

Operating Income	$13,966	$13,085	$881	$14,976	$(1,891)	(12.6)

Verizon Communications Inc.
Supplemental Information - Impact of Topic 606

Wireless(1)(2)

	3 Mos. Ended 6/30/18			3 Mos. Ended 6/30/17	YoY
Unaudited	As reported	Balances without adoption of Topic 606	Adjustments	As reported	$ Change	% Change

Operating Revenues
Service	$15,754	$16,012	$(258)	$15,622	$390	2.5
Equipment	5,044	4,590	454	4,298	292	6.8
Other	1,651	1,689	(38)	1,362	327	24.0
Total Operating Revenues	22,449	22,291	158	21,282	1,009	4.7

Operating Expenses
Cost of services	2,335	2,335	—	2,219	116	5.2
Cost of equipment	5,397	5,351	46	5,035	316	6.3
Selling, general and administrative expense	3,984	4,310	(326)	4,271	39	0.9
Depreciation and amortization expense	2,459	2,459	—	2,347	112	4.8
Total Operating Expenses	14,175	14,455	(280)	13,872	583	4.2

Operating Income	$8,274	$7,836	$438	$7,410	$426	5.7

	6 Mos. Ended 6/30/18			6 Mos. Ended 6/30/17	YoY
Unaudited	As reported	Balances without adoption of Topic 606	Adjustments	As reported	$ Change	% Change

Operating Revenues
Service	$31,156	$31,794	$(638)	$31,400	$394	1.3
Equipment	10,084	9,184	900	8,062	1,122	13.9
Other	3,109	3,178	(69)	2,698	480	17.8
Total Operating Revenues	44,349	44,156	193	42,160	1,996	4.7

Operating Expenses
Cost of services	4,550	4,550	—	4,406	144	3.3
Cost of equipment	10,706	10,638	68	9,843	795	8.1
Selling, general and administrative expense	7,883	8,558	(675)	8,740	(182)	(2.1)
Depreciation and amortization expense	4,887	4,887	—	4,685	202	4.3
Total Operating Expenses	28,026	28,633	(607)	27,674	959	3.5

Operating Income	$16,323	$15,523	$800	$14,486	$1,037	7.2

Footnotes:
(1) The financial results above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
(2) Intersegment transactions have not been eliminated.

Verizon Communications Inc.
Supplemental Information - Impact of Topic 606

Wireline(1)(2)

	3 Mos. Ended 6/30/18			3 Mos. Ended 6/30/17	YoY
Unaudited	As reported	Balances without adoption of Topic 606	Adjustments	As reported	$ Change	% Change

Operating Revenues
Consumer Markets	$3,132	$3,140	$(8)	$3,184	$(44)	(1.4)
Enterprise Solutions	2,211	2,211	—	2,309	(98)	(4.2)
Partner Solutions	1,200	1,200	—	1,235	(35)	(2.8)
Business Markets	850	850	—	918	(68)	(7.4)
Other	66	52	14	73	(21)	(28.8)
Total Operating Revenues	7,459	7,453	6	7,719	(266)	(3.4)

Operating Expenses
Cost of services	4,377	4,390	(13)	4,542	(152)	(3.3)
Selling, general and administrative expense	1,577	1,600	(23)	1,582	18	1.1
Depreciation and amortization expense	1,524	1,524	—	1,548	(24)	(1.6)
Total Operating Expenses	7,478	7,514	(36)	7,672	(158)	(2.1)

Operating Income (Loss)	$(19)	$(61)	$42	$47	$(108)	*

	6 Mos. Ended 6/30/18			6 Mos. Ended 6/30/17	YoY
Unaudited	As reported	Balances without adoption of Topic 606	Adjustments	As reported	$ Change	% Change

Operating Revenues
Consumer Markets	$6,282	$6,286	$(4)	$6,385	$(99)	(1.6)
Enterprise Solutions	4,451	4,451	—	4,620	(169)	(3.7)
Partner Solutions	2,428	2,428	—	2,464	(36)	(1.5)
Business Markets	1,721	1,720	1	1,797	(77)	(4.3)
Other	134	108	26	135	(27)	(20.0)
Total Operating Revenues	15,016	14,993	23	15,401	(408)	(2.6)

Operating Expenses
Cost of services	8,852	8,875	(23)	8,961	(86)	(1.0)
Selling, general and administrative expense	3,056	3,116	(60)	3,164	(48)	(1.5)
Depreciation and amortization expense	3,058	3,058	—	3,023	35	1.2
Total Operating Expenses	14,966	15,049	(83)	15,148	(99)	(0.7)

Operating Income (Loss)	$50	$(56)	$106	$253	$(309)	*

Footnotes:
(1) The financial results above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
(2) Intersegment transactions have not been eliminated.

*	Not meaningful

Verizon Communications Inc.
Supplemental Information - Impact of Topic 606

Fios Revenues

	3 Mos. Ended 6/30/18			3 Mos. Ended 6/30/17	YoY
Unaudited	As reported	Balances without adoption of Topic 606	Adjustments	As reported	$ Change	% Change

Fios Revenues	$2,956	$2,967	$(11)	$2,899	$68	2.3

Verizon Communications Inc.
Non-GAAP Reconciliations - Consolidated Verizon

Consolidated Operating Revenues Excluding Oath, Divested Businesses and the Revenue Recognition Standard
(dollars in millions)

Unaudited	3 Mos. Ended 6/30/18	3 Mos. Ended 6/30/17

Consolidated Operating Revenues	$32,203	$30,548
Less Oath operating revenues	1,874	994
Less Operating revenues from divested businesses	—	120
Less Impact of Topic 606	144	—
Consolidated Operating Revenues Excluding Oath, Divested Businesses and the Revenue Recognition Standard	$30,185	$29,434
Year over year change	2.6%

Consolidated EBITDA, Consolidated EBITDA Margin, Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA Margin and Consolidated Adjusted EBITDA Excluding Operating Results from Divested Businesses
(dollars in millions)

Unaudited	3 Mos. Ended 6/30/18	3 Mos. Ended 3/31/18	3 Mos. Ended 12/31/17	3 Mos. Ended 9/30/17	3 Mos. Ended 6/30/17	3 Mos. Ended 3/31/17

Consolidated Net Income	$4,246	$4,666	$18,783	$3,736	$4,478	$3,553
Add/(subtract):
Provision (benefit) for income taxes	1,281	1,388	(15,849)	1,775	2,489	1,629
Interest expense	1,222	1,201	1,219	1,164	1,218	1,132
Other (income) expense, net	(360)	75	1,302	291	(199)	627
Equity in losses of unconsolidated businesses	228	19	6	22	28	21
Operating Income	6,617	7,349	5,461	6,988	8,014	6,962
Add Depreciation and amortization expense	4,350	4,324	4,456	4,272	4,167	4,059
Consolidated EBITDA	10,967	11,673	9,917	11,260	12,181	$11,021

Add/subtract special items (before tax):
Severance charges	339	—	302	—	195	—
Product realignment charges	450	—	463	—	—	—
Gain on spectrum license transactions	—	—	(144)	—	—	(126)
Net gain on sale of divested businesses	—	—	—	—	(1,774)	—
Acquisition and integration related charges(1)	109	105	154	166	559	—
	898	105	775	166	(1,020)	(126)

Consolidated Adjusted EBITDA	11,865	11,778	10,692	11,426	11,161	$10,895
Operating results from divested businesses(1)	—	—	—	(17)	(50)	(104)
Consolidated Adjusted EBITDA Excluding Operating Results from Divested Businesses	$11,865	$11,778	$10,692	$11,409	$11,111	$10,791
Consolidated Operating Revenues - Quarter to Date	$32,203				$30,548
Consolidated Operating Income Margin - Quarter to Date	20.5%
Consolidated EBITDA Margin - Quarter to Date	34.1%				39.9%
Consolidated Adjusted EBITDA Margin - Quarter to Date	36.8%				36.5%
(1) Excludes depreciation and amortization expense.

Verizon Communications Inc.
Non-GAAP Reconciliations - Consolidated Verizon

Net Debt and Net Debt to Consolidated Adjusted EBITDA Ratio
(dollars in millions)

Unaudited	6/30/18	12/31/17
Net Debt
Debt maturing within one year	$5,466	$3,453
Long-term debt	109,174	113,642
Total Debt	114,640	117,095
Less Cash and cash equivalents	1,750	2,079
Net Debt	$112,890	$115,016
Net Debt to Consolidated Adjusted EBITDA Ratio	2.5x	2.6x

Adjusted Earnings per Common Share (Adjusted EPS)(1)

Unaudited				3 Mos. Ended 6/30/18				3 Mos. Ended 6/30/17
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$1.00				$1.07
Net gain on sale of divested businesses	$—	$—	$—	—	$(1,774)	$843	$(931)	(0.23)
Severance charges	339	(89)	250	0.06	195	(77)	118	0.03
Product realignment charges	658	(149)	509	0.12	—	—	—	—
Acquisition and integration related charges	120	(28)	92	0.02	564	(209)	355	0.09
	$1,117	$(266)	$851	0.20	$(1,015)	$557	$(458)	(0.11)
Adjusted EPS				$1.20				$0.96

(1)	Adjusted EPS may not add due to rounding.

Verizon Communications Inc.
Non-GAAP Reconciliations - Segments

Segment EBITDA and Segment EBITDA Margin
Wireless

		(dollars in millions)

Unaudited	3 Mos. Ended 6/30/18	3 Mos. Ended 6/30/17

Operating Income	$8,274	$7,410
Add Depreciation and amortization expense	2,459	2,347
Segment EBITDA	$10,733	$9,757

Total operating revenues	$22,449	$21,282
Operating Income Margin	36.9%	34.8%
Segment EBITDA Margin	47.8%	45.8%

Wireline

		(dollars in millions)

Unaudited	3 Mos. Ended 6/30/18	3 Mos. Ended 6/30/17

Operating Income (Loss)	$(19)	$47
Add Depreciation and amortization expense	1,524	1,548
Segment EBITDA	$1,505	$1,595

Total operating revenues	$7,459	$7,719
Operating Income (Loss) Margin	(0.3)%	0.6%
Segment EBITDA Margin	20.2%	20.7%

Verizon Communications Inc.
EBITDA Excluding Impact of Topic 606(1)

Consolidated

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/18

Consolidated Net Income	$4,246
Add/(subtract):
Provision for income taxes	1,281
Interest expense	1,222
Other (income) expense, net	(360)
Equity in losses of unconsolidated businesses	228
Operating Income	6,617
Add Depreciation and amortization expense	4,350
Consolidated EBITDA	10,967

Add/subtract special items (before tax):
Severance charges	339
Product realignment charges	450
Acquisition and integration related charges	109
898

Consolidated Adjusted EBITDA	11,865
Less Impact of Topic 606 to Operating Income	458
Consolidated Adjusted EBITDA Excluding Impact of Topic 606	$11,407

Total operating revenues	$32,059
Consolidated Adjusted EBITDA Margin	35.6%

Wireless

	(dollars in millions)
Unaudited	3 Mos. Ended 6/30/18		3 Mos. Ended 6/30/17

Operating Income	$7,836		$7,410
Add Depreciation and amortization expense	2,459		2,347
Segment EBITDA	$10,295		$9,757

Total operating revenues	$22,291		$21,282
Segment EBITDA Margin	46.2%		45.8%
Year over year change in Segment EBITDA Margin	40	bps

(1) Amounts for the three months ended June 30, 2018 exclude the impact of Accounting Standard Update 2014-09, “Revenue from Contracts with Customers (Topic 606)”, which we adopted on January 1, 2018.

Verizon Communications Inc.
EBITDA Excluding Impact of Topic 606(1)

Wireline

(dollars in millions)
Unaudited	3 Mos. Ended 6/30/18

Operating Loss	$(61)
Add Depreciation and amortization expense	1,524
Segment EBITDA	$1,463

Total operating revenues	$7,453
Segment EBITDA Margin	19.6%

(1) Amounts for the three months ended June 30, 2018 exclude the impact of Accounting Standard Update 2014-09, “Revenue from Contracts with Customers (Topic 606)”, which we adopted on January 1, 2018.